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                                                                   EXHIBIT 10.3


                               COMSTAR.NET, INC.

                            DIRECTOR'S AND OFFICER'S
                           INDEMNIFICATION AGREEMENT

         THIS AGREEMENT is made as of _______________________ 1999, between comstar.net, inc., a Georgia corporation (the "Corporation"), and the member of the Board of Directors and/or the officer of the Corporation named on the signature page hereof (the "Executive").

         WHEREAS, the Executive is a member of the Board of Directors and/or an officer of the Corporation and in such capacity is performing a valuable service to the Corporation; and

         WHEREAS, the Corporation's Bylaws (the "Bylaws") and Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code, as amended to date (the "State Statute") provide for the indemnification of the directors and officers of the Corporation; and

         WHEREAS, the Bylaws and State Statute specifically contemplate that contracts may be entered into between the Corporation and the members of its Board of Directors and officers with respect to indemnification of such directors and officers; and

         WHEREAS, in order to provide to the Executive assurances with respect to the protection provided against liabilities that he may incur in the performance of his duties to the Corporation, and to thereby induce the Executive to serve as a member of its Board of Directors and/or as an officer of the Corporation, the Corporation has determined and agreed to enter into this contract with the Executive.

         NOW, THEREFORE, in consideration of the premises and the Executive's continued service as a director and/or an officer after the date hereof, the parties agree as follows:

         1.  INDEMNIFICATION. Subject only to the exclusions set forth in
Section 2 hereof, and in addition to any other indemnity to which the Executive may be entitled under the State Statute or any bylaw, resolution or agreement (but without duplication of payments with respect to indemnified amounts), the Corporation hereby further agrees to hold harmless and indemnify the Executive, to the fullest extent permitted by law, including, but not limited to, holding harmless and indemnifying the Executive against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation), to which the Executive is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Executive is, was, or at any time becomes a director, officer, employee or agent of the Corporation, or a predecessor corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, employee benefit plan, joint

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venture, trust, or other enterprise.

         2. LIMITATIONS ON INDEMNITY. No indemnity pursuant to Section 1 hereof shall be paid by the Corporation:

             (a) with respect to any proceeding in which the Executive is adjudged, by final judgment not subject to further appeal, liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

                    (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                    (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                    (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

                    (iv) for any transaction from which the Executive received an improper personal benefit;

             (b) with respect to any suit in which final judgment is rendered against the Executive for an accounting of profits, made from the purchase or sale by the Executive of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state, or local statutory law, or on account of any payment by the Executive to the Corporation in respect of any claim for such an accounting; or

             (c) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         3. CONTRIBUTION. If the indemnification provided in Section 1 is unavailable, then in respect of any threatened, pending, or completed action, suit, or proceeding in which the Corporation is jointly liable with the Executive (or would be if joined in such action, suit or proceeding), the Corporation shall contribute, to the extent it is not lawfully prevented from doing so, to the amount of expenses, judgments, fines, and settlements paid or payable by the Executive in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Executive on the other hand from the transaction from which such action, suit, or proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of the Executive on the other in connection with the events which resulted in such expenses, judgments, fines, or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Executive on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, or settlement amounts. The Corporation agrees that it would not be just and equitable if
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contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

         4. CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Corporation contained herein shall continue during the period the Executive is a director, officer, employee, or agent of the Corporation (or is serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) and shall continue thereafter for so long as the Executive shall be subject to any possible claim or threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, or investigative, by reason of the fact that the Executive was a director of the Corporation or serving in any other capacity referred to herein.

         5. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Executive of notice of the commencement of any action, suit, or proceeding, the Executive will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation in writing of the commencement thereof, but the omission to so notify the Corporation will not relieve the Corporation from any liability which it may have to the Executive otherwise than under this Agreement. With respect to any such action, suit, or proceeding as to which the Executive so notifies the Corporation:

             (a) the Corporation will be entitled to participate therein at its own expense; and

             (b) subject to Section 6 hereof, and if the Executive shall have provided his written affirmation of his good faith belief that his conduct did not constitute behavior of the kind described in paragraph 2(a) hereof and that he is entitled to indemnification hereunder, the Corporation may assume the defense thereof.

         After notice from the Corporation to the Executive of its election so to assume such defense, the Corporation will not be liable to the Executive under this Agreement for any legal or other expenses subsequently incurred by the Executive in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his separate counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by the Corporation, (ii) counsel designated by the Corporation to conduct such defense shall not be reasonably satisfactory to the Executive, or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation. For the purposes of clause
(ii) above, the Executive shall be entitled to determine that counsel designated by the Corporation is not reasonably satisfactory if, among other reasons, the Executive shall have been advised by qualified counsel that, because of actual or potential conflicts of interest in the matter between the Executive, other officers or directors similarly indemnified by the Corporation, and/or the Corporation, representation of the Executive by counsel designated by the Corporation is likely to materially and adversely affect the Executive's
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interest or would not be permissible under applicable canons of legal ethics.

         The Corporation shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without the Executive's written consent. Neither the Corporation nor the Executive will unreasonably withhold consent to any proposed settlement.

         6. ADVANCEMENT AND REPAYMENT OF EXPENSES. Upon request therefor accompanied by reasonably itemized evidence of expenses incurred, and by the Executive's written affirmation of his good faith belief that his conduct met the standard applicable to indemnification pursuant to Section 1 hereof and did not constitute behavior of the kind described in Section 2(a) hereof and that he is entitled to indemnification hereunder, the Corporation shall advance to the Executive the reasonable expenses (including attorneys' fees and costs of investigation and defense (including the fees of expert witnesses, other professional advisors, and private investigators)) incurred by him in defending any civil or criminal suit, action, or proceeding for which the Executive is entitled (assuming an applicable standard of conduct is met) to indemnification pursuant to this Agreement. The Executive agrees to reimburse the Corporation for all reasonable expenses paid by the Corporation, whether pursuant to this Section or Section 5 hereof, in defending any action, suit, or proceeding against the Executive in the event and to the extent that it shall ultimately be determined that the Executive is not entitled to be indemnified by the Corporation for such expenses under this Agreement. Any advances and the Executive's agreement to repay shall be unsecured and interest-free.

         7.  ENFORCEMENT.

             (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Executive to serve as a director and/or officer of the Corporation and acknowledges that the Executive will in the future be relying upon this Agreement in continuing to serve in such capacity.

             (b) In the event the Executive is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse the Executive for all of the Executive's reasonable fees and expenses in bringing and pursuing such action.

         8. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.
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         9.       GOVERNING LAW; SUCCESSORS; AMENDMENT AND TERMINATION.

                  (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Georgia, without regard to its conflict of law principles.

                  (b) This Agreement shall be binding upon the Executive and the Corporation and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of the Executive, his heirs, personal representatives, and assigns and to the benefit of the Corporation and its successors and assigns.

                  (c) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

                  (d) References to the male gender shall include the female gender, and vice versa.


                     [Signatures appear on following page.]
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in counterparts or otherwise, as of the day and year first above written.


EXECUTIVE                                  COMSTAR.NET, INC.



                                           By:
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Name:                                      Name (Print):
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                                           Title:
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